Exhibit 99.1

Waiver from ASX Listing Rule 7.1

MINNEAPOLIS, United States and BRISBANE, Australia 7 August 2025: Anteris Technologies Global Corp. (Anteris or the Company) (NASDAQ: AVR, ASX: AVR) announces that ASX has granted the Company a waiver from ASX Listing Rule 7.1 on an ongoing basis to permit the Company to issue new securities without obtaining security holder approval under ASX Listing Rule 7.1 (ASX Waiver).

ASX Listing Rule 7.1 restricts listed entities from issuing securities in excess of 15% of their issued share capital without security holder approval over a 12-month period unless an exception applies.

The Company sought the ASX Waiver to provide the Company with additional flexibility when evaluating financing options and capital raising transactions, consistent with United States public companies that are not subject to the ASX Listing Rules and are generally able to offer and sell their securities without restrictions comparable to the 15% limitation applicable under ASX Listing Rule 7.1. The Board considers the granting of the ASX Waiver is in the best interests of the Company and its stockholders.

The ASX Waiver is subject to the following terms and conditions:

●
the Company remains subject to, and complies with, the listing rules of the Nasdaq Stock Market LLC (NASDAQ) and relevant United States federal and state securities laws for Delaware corporations with respect to the issuance of new securities;

●	the grant of the ASX Waiver to the Company must be approved by a special resolution of the Company’s stockholders;

●	the ASX Waiver will remain in force for a period of three years from the date of stockholder approval of the ASX Waiver;

●
the Company must include a statement in or with its full year financial statements that are provided to the ASX that summarizes the ASX Waiver and confirms that the Company remains subject to, and continues to comply with, the requirements of the NASDAQ listing rules and relevant United States federal and state securities laws for Delaware corporations with respect to the issuance of new securities. Prior to publishing this statement, the Company must confirm with ASX that there has been no change to ASX’s policy settings in relation to security holder approval requirements; and

●
the Company must immediately advise the ASX if the Company becomes aware of any change to the application of the NASDAQ listing rules or relevant United States federal and state securities laws for Delaware corporations with respect to the issuances of new securities, or that the Company is no longer in compliance with the requirements of the NASDAQ listing rules or the relevant United States federal and state securities laws for Delaware corporations with respect to the issuances of new securities.

Without limiting ASX’s right to vary or revoke its decision pursuant to ASX Listing Rule 18.3, ASX reserves the right to revoke the ASX Waiver if:

●	the Company fails to comply with any of the conditions set out above;
●	there are changes to the NASDAQ listing rules in respect of the issue of new securities; or

860 Blue Gentian Road, Suite 340 Eagan, MN, 55121 United States T: +1 651 493 0606 info.us@anteristech.com	Anteris Technologies Global Corp. BRISBANE | MINNEAPOLIS | GENEVA | MALAGA anteristech.com	Toowong Tower, Level 3, Suite 302 9 Sherwood Road, Toowong QLD 4066, Australia T: +61 1300 550 310 info.au@anteristech.com ARBN: 677 960 235

●	there are changes to ASX’s policy settings in relation to security holder approval requirements arising from the current review of those settings or any subsequent review.

ENDS

About Anteris

Anteris Technologies Global Corp. (NASDAQ: AVR, ASX: AVR) is a global structural heart company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function. Founded in Australia, with a significant presence in Minneapolis, USA, Anteris is a science-driven company with an experienced team of multidisciplinary professionals delivering restorative solutions to structural heart disease patients.

Anteris’ lead product, the DurAVR® Transcatheter Heart Valve (THV), was designed in partnership with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis – a potentially life-threatening condition resulting from the narrowing of the aortic valve. The balloon-expandable DurAVR® THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow. DurAVR® THV is made using a single piece of molded ADAPT® tissue, Anteris’ patented anti-calcification tissue technology. ADAPT® tissue, which is FDA-cleared, has been used clinically for over 10 years and distributed for use in over 55,000 patients worldwide. The DurAVR® THV System is comprised of the DurAVR® valve, the ADAPT® tissue, and the balloon-expandable ComASUR® Delivery System.

Authorisation and Additional information

This announcement was authorised for release on the ASX by the Board of Directors.

For more information:

Investor Relations	Investor Relations (US)
investors@anteristech.com	mchatterjee@bplifescience.com
Debbie Ormsby	Malini Chatterjee, Ph.D.
Anteris Technologies Global Corp.	Blueprint Life Science Group
+61 1300 550 310 | +61 7 3152 3200	+1 917 330 4269

Website	www.anteristech.com
X	@AnterisTech
LinkedIn	https://www.linkedin.com/company/anteristech

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